CONTACTS: Corporate Communications T - (412) 433-1300 E - media@uss.com	Emily Chieng Investor Relations Officer T - (412) 618-9554 E - ecchieng@uss.com	NEWS RELEASE

FOR IMMEDIATE RELEASE:

United States Steel Corporation Reports First Quarter 2025 Results

•First quarter 2025 net loss of $116 million, or $0.52 per diluted share.
•First quarter 2025 adjusted net loss of $87 million, or $0.39 per diluted share.
•First quarter 2025 adjusted EBITDA of $172 million.

PITTSBURGH, May 1, 2025 – United States Steel Corporation (NYSE: X) reported first quarter 2025 net loss of $116 million, or $0.52 per diluted share. Adjusted net loss was $87 million, or $0.39 per diluted share. This compares to first quarter 2024 net earnings of $171 million, or $0.68 per diluted share. Adjusted net earnings for the first quarter 2024 was $206 million, or $0.82 per diluted share.
Commenting on the Company’s first quarter performance, U. S. Steel President and Chief Executive Officer, David B. Burritt said, “Our adjusted EBITDA of $172 million highlights the strength and resilience of our operating performance, despite the seasonally low results driven by annual mining logistics constraints in our North American Flat-Rolled segment and lagging spot prices. Our North American Flat-Rolled segment achieved a solid EBITDA margin of 5%, thanks to our commercial strategy, product mix, and disciplined cost management. We recorded our highest quarter of shipments to date from our Mini Mill segment as Big River 2 (“BR2”), a showcase of American innovation in steelmaking, continues ramping toward full capacity. After accounting for $55 million in ramp-up impact at BR2, Mini Mill EBITDA margins reached 10%. Our European business benefited from higher shipments and strong cost management, while our Tubular segment posted sequential gains on stronger average selling prices. We also expect the first quarter to mark our lowest cash balance for the year, driven primarily by working capital impacts related to mining and the ramp up of BR2.”
Burritt added, "We are pleased to see shipments from BR2 continue to rise, with customers praising product quality, especially related to our industry-leading ultra-light gauge hot roll, a first in North America, including for the U.S. commercial construction industry. While markets remain dynamic, our dedicated teams are successfully navigating current volatility through optimizing

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mix, executing with efficiency, and growing shipment volumes in our Mini Mill segment. Particularly noteworthy is our record-setting safety performance this quarter that speaks volumes about all our mills' operational excellence.”
Q2 2025 Outlook
We expect second quarter adjusted EBITDA in the range of $375 million and $425 million. Our North American Flat-Rolled segment results are expected to increase as seasonal constraints in mining logistics ease and higher average steel prices flow through results. However, we do expect a partial offset from lower shipments as a function of planned maintenance activity and outage costs during the quarter. We expect an improvement in Mini Mill segment results, reflecting both an increase in average selling prices and volumes from BR2, even after accounting for approximately $50 million of ramp-up impact at BR2. In Europe, where demand conditions remain tepid, we expect results to be broadly consistent with the first quarter, as higher average selling prices and volumes are expected to be offset by planned seasonal maintenance activities. We expect broadly consistent results in the Tubular segment as the benefits of higher selling prices are partly offset by slightly higher costs. Overall, we expect to deliver positive enterprise free cash flow in the second quarter, as working capital impacts in the first quarter begin to unwind.

Earnings Highlights
	Three Months Ended March 31,
(Dollars in millions, except per share amounts)	2025	2024
Net Sales	$3,727	$4,160
Segment earnings (loss) before interest, taxes, depreciation and amortization (EBITDA)
Flat-Rolled	$104	$156
Mini Mill	5	145
USSE	35	46
Tubular	25	69
Other earnings (loss) before interest, taxes, depreciation and amortization	3	(2)
Depreciation, depletion, and amortization	(249)	(210)
Total segment (loss) earnings before interest and income taxes	$(77)	$204
Other items not allocated to segments	(45)	(50)
(Loss) earnings before interest and income taxes	$(122)	$154
Net interest and other financial costs (income)	25	(55)
Income tax (benefit) expense	(31)	38
Net (loss) earnings	$(116)	$171
(Loss) earnings per diluted share	$(0.52)	$0.68

Adjusted net (loss) earnings (a)	$(87)	$206
Adjusted net (loss) earnings per diluted share (a)	$(0.39)	$0.82
Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) (a)	$172	$414
(a) Please refer to the non-GAAP Financial Measures section of this document for the reconciliation of these amounts.

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UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)
	Three Months Ended March 31,
	2025	2024
OPERATING STATISTICS
Average realized price: ($/net ton unless otherwise noted) (a)
Flat-Rolled	984	1,054
Mini Mill	761	977
U. S. Steel Europe	741	830
U. S. Steel Europe (€/net ton)	703	764
Tubular	1,729	2,267

Steel shipments (thousands of net tons): (a)
Flat-Rolled	1,985	2,049
Mini Mill	782	568
U. S. Steel Europe	856	1,072
Tubular	136	114
Total steel shipments	3,759	3,803

Intersegment steel (unless otherwise noted) shipments (thousands of net tons):
Mini Mill to Flat-Rolled	54	112
Flat-Rolled to Mini Mill	2	1
Flat-Rolled to Mini Mill (pig iron)	104	77
Flat-Rolled to USSE (coal)	24	119

Raw steel production (thousands of net tons):
Flat-Rolled	2,105	2,111
Mini Mill	965	717
U. S. Steel Europe	956	1,079
Tubular	161	146

Raw steel capability utilization: (b)
Flat-Rolled	65%	64%
Mini Mill (c)	62%	87%
U. S. Steel Europe	78%	87%
Tubular	73%	65%

CAPITAL EXPENDITURES (dollars in millions)
Flat-Rolled	138	139
Mini Mill	181	463
U. S. Steel Europe	33	28
Tubular	7	10
Other Businesses	—	—
Total	$359	$640
(a) Excludes intersegment shipments.
(b) Based on annual raw steel production capability of 13.2 million net tons for Flat-Rolled, 5.0 million net tons for U. S. Steel Europe and 0.9 million net tons for Tubular in both periods. For Mini Mill, based on annual raw steel production capability of 6.3 million net tons and 3.3 million net tons for the three months ended March 31, 2025 and 2024, respectively.

(c) Big River Steel operated at 92% during the first quarter of 2025.

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UNITED STATES STEEL CORPORATION
CONDENSED STATEMENT OF OPERATIONS (Unaudited)
	Three Months Ended March 31,
(Dollars in millions, except per share amounts)	2025	2024
Net Sales	$3,727	$4,160

Operating expenses (income):
Cost of sales	3,493	3,665
Selling, general and administrative expenses	120	119
Depreciation, depletion and amortization	249	210
Earnings from investees	(3)	(14)
Asset impairment charges	—	7
Restructuring and other charges	—	6
Other (gains) losses, net	(10)	13
Total operating expenses	3,849	4,006

(Loss) earnings before interest and income taxes	(122)	154
Net interest and other financial costs (income)	25	(55)

(Loss) earnings before income taxes	(147)	209
Income tax (benefit) expense	(31)	38

Net (loss) earnings	(116)	171
Less: Net earnings attributable to noncontrolling interests	—	—
Net (loss) earnings attributable to United States Steel Corporation	$(116)	$171

COMMON STOCK DATA:
Net (loss) earnings per share attributable to United States Steel Corporation Stockholders
Basic	$(0.52)	$0.76
Diluted	$(0.52)	$0.68
Weighted average shares, in thousands
Basic	225,645	224,099
Diluted	225,645	254,584
Dividends paid per common share	$0.05	$0.05

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UNITED STATES STEEL CORPORATION
CONDENSED CASH FLOW STATEMENT (Unaudited)
	Three Months Ended March 31,	Three Months Ended March 31,
(Dollars in millions)	2025	2024
Increase (decrease) in cash, cash equivalents and restricted cash
Operating activities:
Net (loss) earnings	$(116)	$171
Depreciation, depletion and amortization	249	210
Asset impairment charges	—	7
Restructuring and other charges	—	6
Pensions and other postretirement benefits	(1)	(28)
Active employee benefit investments	12	30
Deferred income taxes	(32)	36
Working capital changes	(409)	(312)
Income taxes receivable/payable	42	5
Other operating activities	(119)	(153)
Net cash used in operating activities	(374)	(28)

Investing activities:
Capital expenditures	(359)	(640)
Proceeds from sale of assets	1	—
Other investing activities	—	(5)
Net cash used in investing activities	(358)	(645)

Financing activities:
Repayment of long-term debt	(18)	(14)
Other financing activities	(32)	(32)
Net cash used in financing activities	(50)	(46)

Effect of exchange rate changes on cash	7	(7)

Net decrease in cash, cash equivalents and restricted cash	(775)	(726)
Cash, cash equivalents and restricted cash at beginning of year	1,413	2,988

Cash, cash equivalents and restricted cash at end of period	$638	$2,262

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UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)
	March 31,	December 31,
(Dollars in millions)	2025	2024
Cash and cash equivalents	$594	$1,367
Receivables, net	1,647	1,398
Inventories	2,372	2,168
Other current assets	323	299
Total current assets	4,936	5,232

Operating lease assets	68	72
Property, plant and equipment, net	12,113	11,973
Investments and long-term receivables, net	762	757
Intangibles, net	411	416
Goodwill	920	920
Other noncurrent assets	873	865
Total assets	$20,083	$20,235

Accounts payable and other accrued liabilities	2,800	2,747
Payroll and benefits payable	272	295
Short-term debt and current maturities of long-term debt	109	95
Other current liabilities	218	236
Total current liabilities	3,399	3,373

Noncurrent operating lease liabilities	41	44
Long-term debt, less unamortized discount and debt issuance costs	4,047	4,078
Employee benefits	97	117
Deferred income tax liabilities	635	657
Other long-term liabilities	533	526
United States Steel Corporation stockholders' equity	11,238	11,347
Noncontrolling interests	93	93
Total liabilities and stockholders' equity	$20,083	$20,235

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED NET EARNINGS
	Three Months Ended March 31,
(Dollars in millions)	2025		2024
Net (loss) earnings and diluted net (loss) earnings per share attributable to United States Steel Corporation, as reported	$(116)	$(0.52)	$171	$0.68
Restructuring and other charges	—		6
Stock-based compensation expense	15		11
Asset impairment charges	—		7
VEBA asset surplus adjustment	(7)		(4)
Environmental remediation charges	1		2
Strategic alternatives review process costs	23		23
Other charges, net	6		1
Adjusted pre-tax net (loss) earnings to United States Steel Corporation	(78)		217
Tax impact of adjusted items (a)	(9)		(11)
Adjusted net (loss) earnings and diluted net (loss) earnings per share attributable to United States Steel Corporation	$(87)	$(0.39)	$206	$0.82
Weighted average diluted ordinary shares outstanding, in millions	225.6		254.6
(a) The tax impact of adjusted items for both the three months ended March 31, 2025 and 2024 were calculated using a blended tax rate of 24%.

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF ADJUSTED EBITDA
	Three Months Ended March 31,
(Dollars in millions)	2025	2024
Reconciliation to Adjusted EBITDA
Net (loss) earnings attributable to United States Steel Corporation	$(116)	$171
Income tax (benefit) expense	(31)	38
Net interest and other financial costs (income)	25	(55)
Depreciation, depletion and amortization expense	249	210
EBITDA	127	364
Restructuring and other charges	—	6
Stock-based compensation expense	15	11
Asset impairment charges	—	7
Environmental remediation charges	1	2
Strategic alternatives review process costs	23	23
Other charges, net	6	1
Adjusted EBITDA	$172	$414
Net (loss) earnings margin (a)	(3.1)%	4.1%
Adjusted EBITDA margin (a)	4.6%	10.0%
(a) The net (loss) earnings and adjusted EBITDA margins represent net earnings or adjusted EBITDA divided by net sales.

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UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES
RECONCILIATION OF PAST TWELVE MONTHS OF FREE AND INVESTABLE CASH FLOW
	2nd	3rd	4th	1st
	Quarter	Quarter	Quarter	Quarter	Total of the
(Dollars in millions)	2024	2024	2024	2025	Four Quarters
Net cash provided (used) by operating activities	$474	$265	$208	$(374)	$573
Net cash used in investing activities	(630)	(509)	(492)	(358)	(1,989)
Free cash flow	(156)	(244)	(284)	(732)	(1,416)
Strategic capital expenditures	468	346	312	166	1,292
Investable free cash flow	$312	$102	$28	$(566)	$(124)

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We present adjusted net earnings, adjusted net earnings per diluted share, earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings, is a relevant indicator of trends relating to our operating performance and provides management and investors with additional information for comparison of our operating results to the operating results of other companies.
Adjusted net earnings and adjusted net earnings per diluted share are non-GAAP measures that exclude the effects of items that include: restructuring and other charges, stock-based compensation expense, asset impairment charges, VEBA asset surplus adjustment, environmental remediation charges, strategic alternatives review process costs, tax impact of adjusted items and other charges, net (Adjustment Items). Adjusted EBITDA and adjusted EBITDA margins are also non-GAAP measures that exclude the effects of certain Adjustment Items. We present adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin to enhance the understanding of our ongoing operating performance and established trends affecting our core operations by excluding the effects of events that can obscure underlying trends. U. S. Steel's management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin as alternative measures of operating performance and not alternative measures of the Company's liquidity. U. S. Steel’s management considers adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin useful to investors by facilitating a comparison of our operating performance to the operating performance of our competitors. Additionally, the presentation of adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin provides insight into management’s view and assessment of the Company’s ongoing operating performance because management does not consider the Adjustment Items when evaluating the Company’s financial performance. Adjusted net earnings, adjusted net earnings per diluted share, adjusted EBITDA, and adjusted EBITDA margin should not be considered a substitute for net earnings, earnings per diluted share or other financial measures as computed in accordance with U.S. GAAP and are not necessarily comparable to similarly titled measures used by other companies.
We also present free cash flow, a non-GAAP measure of cash generated from operations after any investing activity and investable free cash flow, a non-GAAP measure of cash generated from operations after any investing activity adjusted for strategic capital expenditures. We believe that free cash flow and investable free cash flow provide further insight into the Company's overall utilization of cash. A condensed consolidated statement of operations (unaudited), condensed consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release contains information regarding the Company that may constitute “forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 and other securities laws, that are subject to risks and uncertainties. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target,” “forecast,” “aim,” “should,” “plan,” “goal,” “future,” “will,” “may” and similar expressions or by using future dates in connection with any discussion of, among other things, statements expressing general views about future operating or financial results, operating or financial performance, trends, events or developments that we expect or anticipate will occur in the future, anticipated cost savings, potential capital and operational cash improvements and changes in the global economic environment, anticipated capital expenditures, the construction or operation of new or existing facilities or capabilities and the costs associated with such matters, statements regarding our greenhouse gas emissions reduction goals, as well as statements regarding the proposed transaction between the Company and Nippon Steel Corporation, including the timing of the completion of the transaction. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include all statements that are not historical facts, but instead represent only the Company’s beliefs regarding future goals, plans and expectations about our prospects for the future

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and other events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. In addition, forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. Risks and uncertainties include without limitation: the ability of the parties to consummate the proposed transaction on a timely basis or at all; the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreement and plan of merger relating to the proposed transaction (the “Merger Agreement”); risks arising from transaction-related litigation, either brought by or against the parties; the risk that the parties to the Merger Agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction and related litigation; certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the Company’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; and the risk the pending proposed transaction could distract management of the Company. The Company directs readers to the Company’s Annual Report on Form 10-K for the year ending December 31, 2024, and the other documents it files with the SEC for other risks associated with the Company’s future performance. These documents contain and identify important factors that could cause actual results to differ materially from those contained in the forward-looking statements. All information in this report is as of the date above. The Company does not undertake any duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations whether as a result of new information, future events or otherwise, except as required by law.
References in this release to (i) "U. S. Steel," "the Company," "we," "us," and "our" refer to United States Steel Corporation and its consolidated subsidiaries unless otherwise indicated by the context and (ii) “Big River Steel” refers to Big River Steel Holdings LLC and its direct and indirect subsidiaries unless otherwise indicated by the context.
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About U. S. Steel
Founded in 1901, U. S. Steel delivers profitable and sustainable steel solutions. Propelled by its talented employees and an unwavering focus on safety, U. S. Steel serves the automotive, construction, appliance, energy, containers, and packaging industries with high value-added steel products. Steel production begins with our competitively advantaged iron ore production capabilities which fuel our integrated steelmaking facilities and investments in electric arc furnaces. To help our customers create the best products with the fewest emissions, we are committed to reaching net-zero greenhouse gas emissions by 2050. U. S. Steel is at the forefront of creating steels that are stronger, lighter, and better for the environment. This includes our proprietary XG3® advanced high-strength steel, verdeX® steel produced with 70-80% lower CO2 emissions with a recycled content of up to 90%, and ultra-thin lightweight InduX™ steel for electric vehicles, generators, and transformers. U. S. Steel maintains operations across the United States and in Central Europe and is headquartered in Pittsburgh, Pennsylvania. For more information, please visit www.ussteel.com and follow U. S. Steel on LinkedIn, Instagram, Facebook, and X.

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